SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
__________________________

Date of Report (Date of earliest event reported): June 30, 2009

REIDCO ACQUISITION I INC.
(Exact name of registrant as specified in its charter)

Delaware	0-52373	02-0786379
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

c/o Spencer Clarke LLC, 545 Fifth Avenue, 6th Floor, New York, NY 10017
(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (212) 446-6111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On June 30, 2009, Spencer Clarke Holdings LLC, the record and beneficial holder, sold 2,000,000 shares of preferred stock of Reidco Acquisition I Inc. to Shawn Kreloff, an individual investor, for the purchase price of $75,000.00. The shares sold represent all of the outstanding preferred shares of the company, and are super-voting in that each share represents 100 votes per share. The preferred shares sold represent 96.06% of the voting rights of the total amount of shares currently outstanding. The source of the funds used for the purchase of the preferred shares was Mr. Kreloff’s personal funds. In conjunction with the sale of preferred stock, the address of record of the company shall be: c/o Prestige Optical Mastering Services Inc., 7340 Eastgate Rd., Suite 140, Henderson, NV 89011, effective June 30, 2009.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the sale of all of the outstanding shares of preferred stock of the company, Reid Drescher, President, Secretary and sole director has resigned, effective June 30, 2009. Shawn Kreloff, purchaser of all outstanding preferred shares of the company, has been appointed Chairman, effective June 30, 2009. Cyrus Tehrani has been appointed Chief Executive Officer, effective June 30, 2009.

Shawn Kreloff, 43, has over 20 years of extensive operational and technical experience with strong business development and successful entrepreneurial skills. Kreloff has been directly involved in raising over $50 million in his career and has sold said companies for over $250 million in investor proceeds.

 Mr. Kreloff joined Sona Mobile Inc. in March 2004 as Chairman and Director. In May 2006, he was appointed Chief Executive Officer and was primarily responsible for raising over $18 million for Sona Mobile, Inc. Kreloff left Sona Mobile in September 2008 after a strategic investment by EBET, Inc.  From 2002 to 2003, prior to joining Sona Mobile, Mr. Kreloff was Executive Vice President of Sales, Marketing and Business Development for Predictive Systems, Inc., a network infrastructure and security consulting company. Predictive was sold to INS, a private company in 2003 and sold to British Telecom (BTGroup) in 2007. He joined Insight First, a company that provides analytics software, in 1999 as a founding investor and stayed there until 2003, when it was sold to 24/7 Media (Nasdaq: TFSM). In 2000 Kreloff was also a founding investor of Visiprise, Inc., a privately held company that was acquired by SAP in August 2008 for over $110 million. In 1996, he founded Gray Peak Technologies, Inc., and served as the Chairman and CEO of this network consulting firm, which provided high-end consulting to telecomm, financial and other Fortune 1000 companies. In 1998, the firm was sold to USWeb (Nasdaq: USWB) for over $100 million. Kreloff was asked to stay on board as Senior Managing Partner of Network Solutions and did so until 1999 while he completed three acquisitions in nine months. In 1994, Kreloff served as the Director of Operations and Vice President of Business Development for Bertelsmann, AG. Kreloff assisted in the engineering and negotiations with AOL to create AOL Europe. (The joint venture between AOL and Bertelsmann’s was an ISP network named MediaWays.) MediaWays was sold to Telefonica for $1.6 Billion in 2000. In addition, Kreloff developed business relationships around the globe, with an emphasis on Asia. From 1986 to 1994 he was Vice President of Global Network Services at Credit Suisse First Boston where he built and managed the global computer network for the entire company.

Mr. Kreloff holds a B.S. degree in Operations Research from Syracuse University.

Cyrus Tehrani, 38, President and Co-Founder of Prestige Optical Mastering Services, Inc., Mr. Tehrani has been in the Optical Disc Industry since 1996. During the course of the last 13 years of his career, Mr. Tehrani has been essential in several start-up Mastering Facilities in California where he was responsible for installing, training, and overseeing all of the mastering operations for the duration of his consulting assignments.

In 1997 Mr. Tehrani started out as a Manager at Optical Disc Manufacturing overseeing day-to-day operations. Two years later he moved on to a greater opportunity with G3 Mastering Solutions where he became the Mastering Manager of the 85 million dollar per year, corporation. There he oversaw the entire facility’s’ 2.3 million dollar budget. In addition he also managed the staff to ensure high-quality stampers as well as contributed to the start up of the 6 million dollar investment of mastering and galvanic equipment for his department.

In 2003, Paramount Disc Manufacturing hired Mr. Tehrani as their Start-up Consultant to participate in all start up procedures of the company including: hiring contractors, meeting with vendors, designing the room layout, setting up and testing equipment, and training all machine operation personnel. Duties also included implementation, structuring and maintaining a lean manufacturing style budget of 1.5 million dollars to help with the ramp up period.

After completing Paramount Disc Manufacturing’s project request, Mr. Tehrani was employed by International Disc Manufacturing, with revenues exceeding 175 million, as their Quality Control / Mastering Manager to oversee the mastering and replication departments. His duties included Digital Matrix Plating, Water and Waste System, electrical testing of masters and their replicas, as well as chemical titrations of bathes and waste streams. He also assisted and oversaw the facility’s 18 million dollar per year budget.

Mr. Tehrani has built a strong relationship with all the major optical disc equipment manufacturers for the media/replication industry, and is highly respected amongst them. This respect that has been demonstrated was ever so evident when a highly touted manufacturer came to Mr. Tehrani in October of 2006 with a request by the leaders of the media / replication industry to put together a team to form a company that would lead by example, the way a Mastering Facility should be set up. Furthermore, to excel and be the front runner to support their customers in the next generation of optical disc manufacturing working with HD-DVD and BluRay DVD.

In February of 2007, after several months of researching the facts and contemplating the future of the industry, Mr. Tehrani began putting together a team of veterans that are well seated in the media / replication industry. This team, formed as Prestige Optical Mastering Services, Inc., will serve as the foundation of the integrity of the industry, and will be also known as the first premiere and reliable Independent BD/HD Mastering Facility in North America.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2009	REIDCO ACQUISITION I INC.

	By:	/s/ Shawn Kreloff
Name: Shawn Kreloff
Title Chairman